UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

EMC METALS CORP.

(Exact name of registrant as specified in its charter)

000-54416

(Commission File Number)

British Columbia, Canada 98-1009717

(State or other jurisdiction (IRS Employer

of incorporation or organization) Identification No.)

1430 Greg Street, Suite 501, Sparks, Nevada, 89431

(Address of principal executive offices) (Zip Code)

(775) 355-9500

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 26, 2014, EMC Metals Corp. completed a private placement of 10,415,396 shares of common stock at a price of CAD$0.085 per share for total proceeds of CAD$885,308.70. The Company paid finders’ fees of approximately CAD$29,000 in connection with the private placement. The securities were sold to accredited investors pursuant to Rule 506 of Regulation D and to non-US persons pursuant to Regulation S under the United States Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC Metals Corp.
Date	July 2, 2014	(Registrant)
/s/ Edward Dickinson
Edward Dickinson, Chief Financial Officer